Exhibit 99.1

CHARLES & COLVARD REPORTS
FIRST QUARTER 2017 FINANCIAL RESULTS

- Net Sales from Online Channels Increased 5% -

- Increased Website Traffic and Strong Valentine’s Sales Drove E-Commerce Growth -
- Conference Call to Be Held Today at 4:30 PM EDT -

RESEARCH TRIANGLE PARK, NC – May 4, 2017 – Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of created moissanite, reports financial results for the first quarter ended March 31, 2017. Continuing operations for the quarter and prior periods do not include the results of Charles & Colvard Direct, LLC (dba Lulu Avenue®), which are now being reported as a discontinued operation following the sale of certain assets on March 4, 2016 to Yanbal USA, Inc.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “During the first quarter, we began to see positive momentum as the outcomes of our re-branding effort took hold. Our online channels, including charlesandcolvard.com, generated a 5% increase in net sales over the same period in 2016. We believe this growth was fueled by our ongoing digital marketing efforts, driving strong Valentine’s Day sales and overall increased traffic to our many e-commerce outlets. We remain on track with our strategic programs including the expansion of our direct-to-consumer business, continued growth within our traditional channels, and our move up-market with our Forever One™ gemstone leading the charge. The ongoing rollout of Forever One™, the world’s first colorless moissanite jewel, has been met with great enthusiasm from channel partners and consumers, and now represents 86% of our sales.”

“On the financial front, our continued actions to enhance margins have resulted in a substantially expanded gross margin, which more than doubled to 43% from 20% in the year-ago quarter. Additionally, we revised our segment reporting this quarter to better reflect the way we manage our business. This provides a more accurate measure of the collective impact of our online channel growth. During the first quarter of 2017, net sales from our online channels segment represented 38% of total sales, up from a level of 18% in the year-ago quarter. This is a compelling indicator of the progress we are making in this strategic area,” Ms. Miglucci concluded.

Revised Segment Reporting

Previously, the Company managed its business through two operating and reportable segments: wholesale distribution transacted through the parent entity, and the direct-to-consumer distribution channel transacted through the Company’s wholly owned operating subsidiary, charlesandcolvard.com, LLC. During the three months ended March 31, 2017, the Company began managing its business through two newly defined operating and reportable segments based on its distribution channels: its “Traditional” segment, which consists of wholesale, retail, and television customers; and its “Online Channels” segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship, and other pure-play, exclusively e-commerce customers.

Recent Corporate Highlights

•	Expanded the Forever One™ moissanite collection through continuous innovations to include four sought-after shapes: emerald, hearts and arrows, pear and radiant;
•	Continued product line expansion through multiple online marketplaces;
•	Continued deployment of digital marketing, social media and public relations campaigns to increase market awareness of Charles & Colvard brands, products and marketplaces; and
•	Enhanced the management team with the addition of the Senior Director of Merchandising, Jose Ayala, who brings extensive brand management expertise having worked in premier organizations including Colombian Emeralds, Tiffany & Co, Saks Fifth Avenue and HSN/Cornerstone Brands.

Financial Summary for the First Quarter 2017

•	Net sales from continuing operations were $5.6 million for the quarter, a decrease of 50% compared with $11.4 million in the year-ago first quarter, which included a sale, in a single transaction, for $6.8 million of legacy loose gemstone inventory.
•	Loose jewel net sales from continuing operations were $3.9 million for the quarter, compared with $9.6 million for the year-ago first quarter, a decrease of 59%.
•	Finished jewelry net sales from continuing operations were $1.7 million for the quarter, compared with $1.8 million in the year-ago first quarter, a 2% decrease.
•	In the Company’s Traditional segment, which consists of wholesale, retail, and television customers, net sales decreased 63% to $3.5 million, or 62% of net sales for the quarter, compared with $9.3 million, or 82% of net sales in the year-ago first quarter.
•	In the Company’s Online Channels segment, which consists of e-commerce customers including charlesandcolvard.com, marketplaces, drop-ship, and other e-commerce customers, net sales increased 5% to $2.2 million, or 38% of net sales for the quarter, compared with $2.1 million, or 18% of net sales in the year-ago first quarter.
•	Operating expenses from continuing operations were $3.0 million for the first quarter of 2017, compared with $3.0 million in the year-ago first quarter.
•	Net loss from continuing operations for the first quarter of 2017 was $0.6 million, or $0.03 per share, compared with a net loss from continuing operations of $0.7 million, or $0.04 per share, in the year-ago first quarter.
•	Net loss for the first quarter of 2017 was $0.6 million, or $0.03 per share, compared with a net loss of $1.3 million, or $0.06 per share, in the year-ago first quarter.

Financial Position

Cash and cash equivalents totaled $6.6 million at March 31, 2017, a decrease of $0.8 million from $7.4 million at December 31, 2016. The Company had no debt outstanding as of March 31, 2017. Total inventory was $28.9 million at March 31, 2017 compared with $28.1 million at December 31, 2016.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EDT on Thursday, May 4, 2017. A replay of this conference call will be available until May 11, 2017 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10101206. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original creator and leading source of Forever One™, Forever Brilliant® and Forever Classic™ moissanite gemstones for fine jewelry. Moissanite is unique, available in three color grades (colorless, near-colorless and faint color) and produced from silicon carbide (SiC) crystals. Charles & Colvard Created Moissanite® is sold with a Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, charlesandcolvard.com, LLC, and through third-party marketplaces. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on our exclusive supply agreement with Cree, Inc. for the sole supply of the raw material; intense competition in the worldwide jewelry industry; our ability to successfully manage the transition of our Chief Financial Officer and other organizational change; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the impact of significant changes in e-commerce opportunities, technology, or models; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Interim Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

-Financial Tables Follow-

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,629,587	$7,427,273
Accounts receivable, net	2,234,486	2,794,626
Inventory, net	9,498,212	9,770,206
Prepaid expenses and other assets	618,570	682,083
Total current assets	18,980,855	20,674,188
Long-term assets:
Inventory, net	19,426,350	18,360,211
Property and equipment, net	1,481,841	1,391,116
Intangible assets, net	9,372	8,808
Other assets	70,100	71,453
Total long-term assets	20,987,663	19,831,588
TOTAL ASSETS	$39,968,518	$40,505,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,900,663	$3,977,149
Accrued cooperative advertising	54,000	50,000
Accrued expenses and other liabilities	660,076	581,107
Total current liabilities	4,614,739	4,608,256
Long-term liabilities:
Accrued expenses and other liabilities	564,440	594,916
Accrued income taxes	448,071	433,983
Total long-term liabilities	1,012,511	1,028,899
Total liabilities	5,627,250	5,637,155
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,629,685 and 21,369,885 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	54,243,816	54,243,816
Additional paid-in capital	14,315,249	14,282,956
Accumulated deficit	(34,217,797)	(33,658,151)
Total shareholders’ equity	34,341,268	34,868,621
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$39,968,518	$40,505,776

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2017	2016
Net sales	$5,645,382	$11,393,271
Costs and expenses:
Cost of goods sold	3,220,615	9,163,888
Sales and marketing	1,915,335	1,528,585
General and administrative	1,054,171	1,442,695
Research and development	819	1,868
Total costs and expenses	6,190,940	12,137,036
Loss from operations	(545,558)	(743,765)
Other expense:
Interest expense	-	(1,507)
Total other expense	-	(1,507)
Loss before income taxes from continuing operations	(545,558)	(745,272)
Income tax net expense from continuing operations	(14,088)	(3,243)
Net loss from continuing operations	(559,646)	(748,515)

Discontinued operations:
Loss from discontinued operations	-	(574,370)
Gain on sale of assets from discontinued operations	-	15,463
Net loss from discontinued operations	-	(558,907)
Net loss	$(559,646)	$(1,307,422)

Net loss per common share:
Basic – continuing operations	$(0.03)	$(0.04)
Basic – discontinued operations	-	(0.02)
Basic – total	$(0.03)	$(0.06)

Diluted – continuing operations	$(0.03)	$(0.04)
Diluted – discontinued operations	-	(0.02)
Diluted – total	$(0.03)	$(0.06)

Weighted average number of shares used in computing net loss per common share:
Basic	21,118,335	20,730,419
Diluted	21,118,335	20,730,419

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(559,646)	$(1,307,422)
Net loss from discontinued operations	-	(558,907)
Net loss from continuing operations	(559,646)	(748,515)
Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	107,656	146,491
Stock-based compensation	32,293	285,076
Provision for uncollectible accounts	9,000	(93,558)
Provision for sales returns	80,000	(34,000)
Provision for inventory reserves	(266,000)	55,000
Changes in operating assets and liabilities:
Accounts receivable	471,140	1,340,615
Inventory	(528,145)	7,259,887
Prepaid expenses and other assets, net	64,866	8,698
Accounts payable	(76,486)	(1,310,599)
Accrued cooperative advertising	4,000	7,000
Accrued income taxes	14,088	3,243
Accrued expenses and other liabilities	48,493	(199,136)
Net cash (used in) provided by operating activities of continuing operations	(598,741)	6,720,202
Net cash used in operating activities of discontinued operations	-	(744,511)
Net cash (used in) provided by operating activities	(598,741)	5,975,691

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(197,953)	(38,505)
Intangible assets	(992)	-
Net cash used in investing activities of continuing operations	(198,945)	(38,505)
Net cash provided by investing activities of discontinued operations	-	368,671
Net cash (used in) provided by investing activities	(198,945)	330,166

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(797,686)	6,305,857
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,427,273	5,274,305
CASH AND CASH EQUIVALENTS, END OF PERIOD	$6,629,587	$11,580,162

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$1,507